UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2004

SIRVA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31902	52-2070058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Oakmont Lane Westmont, Illinois 60559
(Address of principal executive offices, including zip code)

(Registrant’s telephone number, including area code): (630) 570-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 2.02 and 7.01.  Results of Operations and Financial Condition and Regulation FD Disclosure.

On November 9, 2004, SIRVA, Inc. (“SIRVA”) issued a press release announcing results for the third quarter of fiscal year 2004.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.  On that date, SIRVA also held a conference call to discuss its results in detail.

Both in the press release and on the conference call, in addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, SIRVA provided non-GAAP results of operations and other non-GAAP financial measures as additional information for investors.  These measures are not in accordance with, or an alternative for, GAAP and may be different than measures used by other companies.  SIRVA provided the following non-GAAP financial measures:  (1) operating revenue less purchased transportation expense (“PTE”), or Net Revenue; (2) Return on Invested Capital; (3) Free Cash Flow; and (4) Net Revenue—Cause of Change.  SIRVA’s management uses these measures for reviewing its financial results and for business planning and performance assessment.  SIRVA believes that this presentation allows investors to evaluate the current operational and financial performance of SIRVA’s business as follows:

(1) Operating revenue less PTE, or Net Revenue.  Because of the structure of SIRVA’s overall business model, which uses independent agents, owner operators and third-party carriers of various modes to provide transportation, including trucks and trailers, as well as warehouse facilities for storage and delivery programs, a high proportion of overall operating expenses and operating revenues are represented by PTE, which are billed to SIRVA’s customers.  The level of PTE generally increases or decreases in proportion to the operating revenue generated from moving and transportation services provided by SIRVA’s independent agent network.  In light of this relationship, and the significant level of PTE as a proportion of its overall operating expenses and operating revenues, SIRVA assesses operating revenues less PTE, or Net Revenue, in evaluating the underlying growth of its operations on a consolidated basis, its operating margins, the level of its expenses, the size of its infrastructure and its current and future capital requirements.  Management believes, consequently, that Net Revenue is an important measure of the volume and growth of SIRVA’s business, and that this measure is useful to investors.  A reconciliation of Net Revenue to the most directly comparable GAAP measure is included in the press release attached hereto as Exhibit 99.1.

(2) Return on Invested Capital.  Return on Invested Capital (“ROIC”) is the rate of return that SIRVA earns on the capital it has invested.  Management uses ROIC as a measure of how effectively SIRVA allocates its capital and its profitability.  A definition and calculation of ROIC are included in Exhibit 99.2 to this report, which is incorporated herein by this reference.

(3) Free Cash Flow.  SIRVA’s measure of Free Cash Flow deducts its capital and agent expenditures, net of sale proceeds, and includes the impact of movements in its mortgage warehouse and relocation financing facilities from its net cash provided by operating activities.  Management believes that Free Cash Flow is a measure helpful to investors as it represents the amount of cash available to SIRVA for repayment of indebtedness, strategic acquisitions to grow the business or for other investing and financing activities.  A reconciliation of Free Cash Flow to the most directly comparable GAAP measure is included as Exhibit 99.3 to this report, which is incorporated herein by this reference.

(4) Net Revenue—Cause of Change.  This analysis shows the impact of certain items, such as currency and acquisitions, on Net Revenue.  Management believes that this analysis is helpful to investors because it highlights the operational aspects of Net Revenue and factors out items that do not reflect organic results.  A reconciliation of Net Revenue that identifies these items and their impact on Net Revenue is included as Exhibit 99.4 to this report, which is incorporated herein by this reference.

The information in this Form 8-K and Exhibits 99.1 through 99.4 is furnished pursuant to Item 2.02, “Results of Operations and Financial Condition” and Item 7.01, “Regulation FD Disclosure,” and, except as shall be expressly set forth by specific reference in such filing, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIRVA, INC.

Date: November 9, 2004
	By:	/s/ RALPH A. FORD
	Name:	Ralph A. Ford
	Title:	Senior Vice President and General Counsel